                                                                      Exhibit 32

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report on Form 10-Q of Dectron Internationale (the "Company") for the quarterly period ending October 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ness Lakdawala, as President and Chief Executive Officer of the Company and Mauro Parissi, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ' 1350, as adopted pursuant to ' 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly represents, in all material respects, the financial condition and results of the operations of the Company.



By:      s: Ness Lakdawala
         -----------------
Name:    Ness Lakdawala
Title:   Chief Executive Officer and President

Date: December 15, 2005


By:      s: Mauro Parissi
         ----------------
Name:    Mauro Parissi
Title:   Chief Financial Officer

Date: December 15, 2005


This certification accompanies the Report pursuant to ' 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ' 18 of the Securities Exchange Act of 1934, as amended.